GAMING AND LEISURE PROPERTIES REPORTS SECOND QUARTER 2025 RESULTS AND UPDATES 2025 FULL YEAR GUIDANCE

WYOMISSING, PA — July 24, 2025 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended June 30, 2025.

Financial Highlights

	Three Months Ended June 30,
(in millions, except per share data)	2025	2024
Total Revenue	$394.9	$380.6
Income from Operations	$242.1	$293.4
Net Income	$156.2	$214.4
FFO (1) (4)	$224.9	$279.2
AFFO (2) (4)	$276.1	$264.4
Adjusted EBITDA (3) (4)	$361.5	$340.4
Net income, per diluted common share	$0.54	$0.77
FFO, per diluted common share and OP/LTIP units (4)	$0.79	$1.00
AFFO, per diluted common share and OP/LTIP units (4)	$0.96	$0.94
Annualized dividend per share	$3.12	$3.04
Dividend yield based on period end stock price	6.68%	6.72%

(1)  Funds from Operations ("FFO") is net income, excluding (gains) or losses from dispositions of property, net of tax and real estate depreciation as defined by NAREIT.

(2) Adjusted Funds From Operations ("AFFO") is FFO, excluding, as applicable to the particular period, stock based compensation expense; the amortization of debt issuance costs, bond premiums and original issuance discounts; other depreciation; amortization of land rights; accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; straight-line rent and deferred rent adjustments; losses on debt extinguishment; capitalized interest; and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding, as applicable to the particular period, interest, net; income tax expense; real estate depreciation; other depreciation; (gains) or losses from dispositions of property, net of tax; stock based compensation expense, straight-line rent and deferred rent adjustments, amortization of land rights, accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; losses on debt extinguishment; and provision (benefit) for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "The second quarter marked another quarter of record revenue, AFFO and Adjusted EBITDA. On an operating basis, second quarter total revenue rose 3.8% year over year to $394.9 million, AFFO grew 4.4% to $276.1 million and Adjusted EBITDA increased 6.2%. Our solid second quarter results reflect GLPI’s recent acquisitions and financing arrangements, contractual escalators and percentage rent adjustments, and our growing base of leading regional gaming operator tenants. These factors contribute to the ongoing predictability of our rental cash flows and dividends, and are expected to drive continued financial growth in the second half of 2025.

“In the second half of 2025, GLPI will benefit from sale-leaseback transactions and financing commitments completed in 2024 as well as our activity in the first quarter of 2025. For example, earlier this year GLPI continued its funding of the landside conversion of Bally’s Belle of Baton Rouge Casino with the hotel now open and the project anticipated to be completed in the fourth quarter. The landside conversion is providing the asset with an attractive runway for growth on par with similar recent conversions across the industry. In July 2025, the DraftKings at Casino Queen and The Queen Baton Rouge properties were transferred to Bally's Master Lease II and the $28.9 million of annual rental income will be reallocated to the new lease which includes a guarantee from several Bally's entities to replace the corporate guarantee for this lease. The Bally’s assets in our portfolio are performing very well resulting in strong four-wall coverage from these properties.

“In addition to the Bally’s Belle funding and lease modification, future results will also benefit from the five-year extension with Boyd Gaming of their Master Lease and the Belterra Park Lease completed earlier in 2025. In addition, we have funded $25.8 million as of June 30, 2025, for the Ione Band of Miwok Indians’ Acorn Ridge Casino development near Sacramento, California, marking a first-of-its-kind financing agreement between a federally recognized tribe and a real estate investment trust. In total, GLPI has committed to Ione a $110 million delayed draw term loan facility which has a 5-year term and an 11% interest rate. GLPI remains active in identifying additional opportunities in tribal gaming where partnerships can benefit from our unique funding structures, similar to the value our leading regional gaming operator tenants derive from our relationships. Near-term, our relationship with PENN Entertainment is expected to result in $130 million of funding for the relocation of Hollywood Casino Joliet, which is scheduled to open on August 11, 2025, for which GLPI will receive a 7.75% cap rate. These fundings and lease extensions reflect our commitment to delivering creative financing solutions and supporting our tenant partners.

“Looking forward, construction of the Bally’s permanent gaming and entertainment destination resort in Chicago continues and the budget remains unchanged. The resort will feature approximately 3,300 slots, 170-plus table games, a 500-room hotel tower, 3,000 seat theater, six restaurants, cafes, a food hall and a two-acre river-side public park. We are proud of our ability to work alongside Bally’s to impart GLPI’s decades of casino construction and development expertise to the project in support of our project financing commitment.

“Elsewhere, earlier this year GLPI agreed to fund, at PENN's discretion, construction improvements at Ameristar Casino Council Bluffs where GLPI will continue to own the Ameristar Casino Council Bluffs land and, in the event that GLPI funds the construction of the improvements rather than providing a loan, the entire land-based development. Late last month, applications for three available downstate casinos were submitted to the New York Gaming Facility Location Board. GLPI is providing financial support to two projects, one located in Brooklyn's iconic Coney Island, and the second in the Bronx at Bally's Links golf course project in Ferry Point. If either project is awarded a license, GLPI agreed to provide funding for certain hard costs. Finally, in Las Vegas, we maintain a valuable land parcel of 35 acres, 26 acres of which will remain for development following the dedication of 9 acres for the site of Major League Baseball’s new Athletic’s stadium. Bally's is continuing to work with its design professionals to finalize plans for an integrated casino adjacent to the new stadium. We intend to remain disciplined as the integrated resort planning process unfolds and we will then determine how much, if any, additional funding we may provide to support the construction of the integrated resort.

“With our pipeline of announced growth opportunities, disciplined approach to portfolio expansion, the proven long-term resiliency of our tenants’ revenue streams, and comfortable rent coverage ratios, we expect to continue to deliver strong capital returns and yields for our shareholders.”

Recent Developments

•Effective July 1, 2025, the DraftKings at Casino Queen and The Queen Baton Rouge properties were transferred to Bally's Master Lease II and the associated annual rental income of $28.9 million will be reallocated from the Casino Queen Master Lease to Bally's Master Lease II. Additionally, the corporate guarantee for this lease has been removed and was replaced by a guarantee from several Bally's entities.

•On June 6, 2025, PENN Entertainment, Inc. (NASDAQ: PENN) ("PENN") gave notice to the Company that it intended to utilize $130 million for the relocation of Hollywood Casino Joliet and we expect to fund on August 1, 2025. GLPI will receive a 7.75% cap rate on the funding.

•On June 2, 2025, the Company settled its forward sale agreement of 8,170,387 shares of our common stock for $404.0 million inclusive of certain contractual adjustments.

•On May 2, 2025, the Company entered into a new continuous equity offering program under which the Company may sell up to an aggregate of $1.25 billion of its common stock from time to time through a sales agent in "at the market" offerings.

•During the three month period ended June 30, 2025, the Company entered into a forward starting interest rate swap indexed to US-SOFR with a $100 million notional to hedge against changes in future cash flows resulting from changes in interest rates from the expected issuance of senior unsecured notes. The hedge locked in a fixed SOFR rate of 3.585%. On July 1, 2025, the Company entered into an additional forward starting interest rate swap with a $100 million notional indexed to US-SOFR to hedge against changes in future cash flows resulting from changes in interest rates from the expected issuance of senior unsecured notes. The hedge locked in a fixed SOFR rate of 3.714%.

•On March 3, 2025, the Company redeemed its $850 million 5.250% senior unsecured note that was due in June 2025.

•On February 12, 2025, Boyd Gaming Corporation (NYSE: BYD) ("Boyd") exercised its first 5-year renewal option on both the Boyd Master Lease and the Belterra Park Lease. As a result, both lease terms now expire on April 30, 2031.

•On February 7, 2025, Bally's Corporation (NYSE: BALY) ("Bally's") completed its merger transactions with Standard General L.P. and its affiliates, and pursuant to the terms of the merger agreement, The Queen Casino & Entertainment Inc ("Casino Queen") is now a subsidiary of Bally's.

•On February 3, 2025, the Company agreed to fund, if requested by PENN Entertainment, Inc. (Nasdaq: PENN) ("PENN") at their sole discretion, on or before March 31, 2029, construction improvements for the benefit of Ameristar Casino Council Bluffs in an amount not to exceed the greater of (i) the hard costs associated with the project and (ii) $150.0 million. The financing is being offered at a 7.10% capitalization rate. PENN is entitled, in its sole discretion, to structure such financing as rent or as a 5-year term loan that is pre-payable at any time without penalty. GLPI will continue to own the Ameristar Casino Council Bluffs land and -- should PENN access the financing -- the entire land-based development.

Dividends
On May 15, 2025, the Company's Board of Directors declared a second quarter dividend of $0.78 per share on the Company's common stock that was paid on June 27, 2025 to shareholders of record on June 13, 2025.

2025 Guidance

Reflecting the current operating and competitive environment, the Company is updating its AFFO guidance for the full year 2025 based on the following assumptions and other factors:

•The guidance does not include the impact on operating results from any possible future acquisitions or dispositions, future capital markets activity, or other future non-recurring transactions other than the anticipated $130 million related to the Joliet relocation project and approximately $375 million related to current development projects of which $338 million is anticipated to be funded during the second half of 2025.
•The guidance assumes there will be no material changes in applicable legislation, regulatory environment, world events, including weather, recent consumer trends, economic conditions, oil prices, competitive landscape or other circumstances beyond our control that may adversely affect the Company's results of operations.

The Company estimates AFFO for the year ending December 31, 2025 will be between $1.112 billion and $1.118 billion, or between $3.85 and $3.87 per diluted share and OP/LTIP units. GLPI's prior guidance contemplated AFFO for the year ending December 31, 2025 of between $1.109 billion and $1.118 billion, or between $3.84 and $3.87 per diluted share and OP/LTIP units.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, provision for credit losses, net, and other non-core items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. In particular, the Company is unable to predict with reasonable certainty the amount of the change in the provision for credit losses, net, under ASU No. 2016-13 - Financial Instruments - Credit Losses ("ASC 326") in future periods. The non-cash change in the provision for credit losses under ASC 326 with respect to future periods is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including the performance and future outlook of our tenant's operations for our leases that are accounted for as investment in leases, financing receivables, as well as broader macroeconomic factors and future predictions of such factors. As a result, forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of June 30, 2025, GLPI's portfolio consisted of interests in 68 gaming and related facilities, including, the real property associated with 34 gaming and related facilities operated by PENN, the real property associated with 6 gaming and related facilities operated by Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd, the real property associated with 15 gaming and related facilities operated by Bally's, 1 facility under development with Bally's in Chicago, Illinois, the real property associated with 3 gaming and related facilities operated by The Cordish Companies ("Cordish"), 1 gaming and related facility operated by American Racing & Entertainment LLC ("American Racing"), 3 gaming and related facilities operated by Strategic Gaming Management, LLC ("Strategic") and 1 facility managed by a subsidiary of Hard Rock International ("Hard Rock"). These facilities are geographically diversified across 20 states.

Conference Call Details

The Company will hold a conference call on July 25, 2025, at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13754658
The playback can be accessed through Friday, August 1, 2025.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Rental income	$339,527	$332,815	$679,779	$663,397
Income from investment in leases, financing receivables	47,926	45,974	95,690	90,279
Income from investment in leases, sales type	3,762	—	7,522	—
Interest income from real estate loans	3,661	1,837	7,120	2,914
Total income from real estate	394,876	380,626	790,111	756,590

Operating expenses
Land rights and ground lease expense	13,942	11,870	27,497	23,688
General and administrative	15,907	13,851	34,620	31,737
Gains from dispositions of property	—	—	(125)	—
Depreciation	69,235	65,262	134,247	130,622
Provision (benefit) for credit losses, net	53,728	(3,786)	92,974	19,508
Total operating expenses	152,812	87,197	289,213	205,555
Income from operations	242,064	293,429	500,898	551,035

Other income (expenses)
Interest expense	(89,934)	(86,670)	(187,206)	(173,345)
Interest income	4,580	8,065	13,936	17,297
Total other expenses	(85,354)	(78,605)	(173,270)	(156,048)

Income before income taxes	156,710	214,824	327,628	394,987
Income tax expense	545	412	1,109	1,049
Net income	$156,165	$214,412	$326,519	$393,938
Net income attributable to non-controlling interest in the Operating Partnership	(4,726)	(6,162)	$(9,896)	(11,224)
Net income attributable to common shareholders	$151,439	$208,250	$316,623	$382,714

Earnings per common share:
Basic earnings attributable to common shareholders	$0.55	$0.77	$1.15	$1.41
Diluted earnings attributable to common shareholders	$0.54	$0.77	$1.14	$1.41

Other comprehensive income
Net income	156,165	214,412	326,519	393,938
Unrealized gain on cash flow hedges	864	—	864	—
Comprehensive income	157,029	214,412	327,383	393,938
Comprehensive income attributable to non-controlling interest in the Operating Partnership	(4,753)	(6,162)	(9,923)	(11,224)
Comprehensive income attributable to common shareholders	152,276	208,250	317,460	382,714

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended June 30, 2025	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments (1)	Ground rent in revenue	Accretion on financing leases	Total income from real estate
Amended PENN Master Lease	$54,151	$10,759	$6,495	$—	$71,405	$4,952	$637	$—	$76,994
PENN 2023 Master Lease	59,797	—	(83)	—	59,714	4,737	—	—	64,451
Amended Pinnacle Master Lease	61,483	17,814	8,121	—	87,418	1,858	2,145	—	91,421
PENN Morgantown Lease	—	796	—	—	796	—	—	—	796
Caesars Master Lease	16,302	5,932	—	—	22,234	1,916	330	—	24,480
Horseshoe St. Louis Lease	5,992	—	—	—	5,992	325	—	—	6,317
Boyd Master Lease	20,742	2,947	3,046	—	26,735	(2,364)	433	—	24,804
Boyd Belterra Lease	733	474	500	—	1,707	(377)	—	—	1,330
Bally's Master Lease	26,574	—	—	—	26,574	—	2,649	—	29,223
Bally's Master Lease II	8,048	—	—	—	8,048	—	934	—	8,982
Maryland Live! Lease	19,412	—	—	—	19,412	—	2,178	3,337	24,927
Pennsylvania Live! Master Lease	12,941	—	—	—	12,941	—	311	2,138	15,390
Casino Queen Master Lease	8,419	—	—	—	8,419	386	—	—	8,805
Tropicana Las Vegas Lease	—	3,762	—	—	3,762	—	—	—	3,762
Rockford Lease	—	2,040	—	—	2,040	—	—	521	2,561
Rockford Loan	—	—	—	3,033	3,033	—	—	—	3,033
Tioga Downs Lease	3,696	—	—	—	3,696	—	1	560	4,257
Strategic Gaming Leases	2,300	—	—	—	2,300	—	105	310	2,715
Ione Loan	—	—	—	628	628	—	—	—	628
Bally's Chicago Lease	—	5,000	—	—	5,000	(5,000)	—	—	—
Total	$300,590	$49,524	$18,079	$3,661	$371,854	$6,433	$9,723	$6,866	$394,876

(1) Includes $0.1 million of tenant improvement allowance amortization.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Six Months Ended June 30, 2025	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments (1)	Ground rent in revenue	Accretion on financing leases	Total income from real estate
Amended PENN Master Lease	$108,303	$21,518	$13,056	$—	$142,877	$9,904	$1,110	$—	$153,891
PENN 2023 Master Lease	119,594	—	(204)	—	119,390	9,475	—	—	128,865
Amended Pinnacle Master Lease	122,965	35,628	16,243	—	174,836	3,716	4,206	—	182,758
PENN Morgantown Lease	—	1,592	—	—	1,592	—	—	—	1,592
Caesars Master Lease	32,604	11,864	—	—	44,468	3,832	660	—	48,960
Horseshoe St. Louis Lease	11,983	—	—	—	11,983	649	—	—	12,632
Boyd Master Lease	41,212	5,893	6,093	—	53,198	(2,714)	865	—	51,349
Boyd Belterra Lease	1,457	947	1,000	—	3,404	(402)	—	—	3,002
Bally's Master Lease	52,985	—	—	—	52,985	—	5,204	—	58,189
Bally's Master Lease II	16,096	—	—	—	16,096	—	1,888	—	17,984
Maryland Live! Lease	38,824	—	—	—	38,824	—	4,286	6,625	49,735
Pennsylvania Live! Master Lease	25,734	—	—	—	25,734	—	619	4,376	30,729
Casino Queen Master Lease	16,393	—	—	—	16,393	385	—	—	16,778
Tropicana Las Vegas Lease	—	7,525	—	—	7,525	—	—	(3)	7,522
Rockford Lease	—	4,080	—	—	4,080	—	—	1,028	5,108
Rockford Loan	—	—	—	6,033	6,033	—	—	—	6,033
Tioga Downs Lease	7,348	—	—	—	7,348	—	3	1,132	8,483
Strategic Gaming Leases	4,599	—	—	—	4,599	—	211	604	5,414
Ione Loan	—	—	—	1,087	1,087	—	—	—	1,087
Bally's Chicago Lease	—	10,000	—	—	10,000	(10,000)	—	—	—
Total	$600,097	$99,047	$36,188	$7,120	$742,452	$14,845	$19,052	$13,762	$790,111

(1) Includes $0.1 million of tenant improvement allowance amortization.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$156,165	$214,412	$326,519	$393,938
Gains from dispositions of property, net of tax	—	—	(125)	—
Real estate depreciation	68,749	64,777	133,278	129,654
Funds from operations	$224,914	$279,189	$459,672	$523,592
Straight-line rent and deferred rent adjustments (1)	(6,433)	(15,790)	(14,845)	(31,580)
Other depreciation	486	485	969	968
Provision (benefit) for credit losses, net	53,728	(3,786)	92,974	19,508
Amortization of land rights	4,270	3,276	8,540	6,552
Amortization of debt issuance costs, bond premiums and original issuance discounts	3,227	2,685	6,459	5,369
Capitalized interest	(3,411)	—	(7,016)	—
Stock based compensation	6,156	5,425	15,014	13,547
Accretion on investment in leases, financing receivables	(6,866)	(6,776)	(13,762)	(14,660)
Non-cash adjustment to financing lease liabilities	107	129	205	246
Capital maintenance expenditures (2)	(121)	(462)	(157)	(552)
Adjusted funds from operations	$276,057	$264,375	$548,053	$522,990
Interest, net (3)	84,576	77,882	171,725	154,650
Income tax expense	545	412	1,109	1,049
Capital maintenance expenditures (2)	121	462	157	552
Amortization of debt issuance costs, bond premiums and original issuance discounts	(3,227)	(2,685)	(6,459)	(5,369)
Capitalized interest	3,411	—	7,016	—
Adjusted EBITDA	$361,483	$340,446	$721,601	$673,872

FFO, per diluted common share and OP/LTIP units	$0.79	$1.00	$1.61	$1.87
AFFO, per diluted common share and OP/LTIP units	$0.96	$0.94	$1.92	$1.87

Weighted average number of common shares and OP/LTIP units outstanding
Diluted common and restricted shares	277,797,169	272,065,460	276,463,591	272,042,042
Diluted OP/LTIP units	8,332,577	8,087,630	8,329,087	8,001,724
Diluted common shares and diluted OP/ LTIP units	286,129,746	280,153,090	284,792,678	280,043,766

(1) The three month period ended June 30 2025 and June 30, 2024 both include $0.1 million of tenant improvement allowance amortization.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3) Exclude a non-cash interest expense gross up related to certain ground leases.

Reconciliation of Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Adjusted EBITDA	$361,483	$721,601
General and administrative expenses	15,907	34,620
Stock based compensation	(6,156)	(15,014)
Cash net operating income (1)	$371,234	$741,207

(1) Cash net operating income is cash rental income and interest on real estate loans less cash property level expenses.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
Assets
Real estate investments, net	$8,054,559	$8,148,719
Investment in leases, financing receivables, net	2,276,068	2,333,114
Investment in leases, sales-type, net	243,393	254,821
Real estate loans, net	161,168	160,590
Right-of-use assets and land rights, net	1,081,933	1,091,783
Cash and cash equivalents	604,164	462,632
Held to maturity investment securities	—	560,832
Other assets	70,783	63,458
Total assets	$12,492,068	$13,075,949

Liabilities
Accounts payable and accrued expenses	$5,564	$5,802
Accrued interest	93,622	105,752
Accrued salaries and wages	4,427	7,154
Operating lease liabilities	243,692	244,973
Financing lease liabilities	60,993	60,788
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	6,892,308	7,735,877
Deferred rental revenue	213,521	228,508
Other liabilities	44,631	41,571
Total liabilities	7,558,758	8,430,425

Equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at June 30, 2025 and December 31, 2024)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 283,007,539 and 274,422,549 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively)	2,830	2,744
Additional paid-in capital	6,608,591	6,209,827
Accumulated deficit	(2,057,380)	(1,944,009)
Accumulated other comprehensive income	837	—
Total equity attributable to Gaming and Leisure Properties	4,554,878	4,268,562
Noncontrolling interests in GLPI's Operating Partnership (8,224,939 units outstanding at June 30, 2025 and December 31, 2024, respectively)	378,432	376,962
Total equity	4,933,310	4,645,524
Total liabilities and equity	$12,492,068	$13,075,949

Debt Capitalization

The Company’s debt structure as of June 30, 2025 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $2,090 Million Revolver Due December 2028	3.4	5.621%	332,455
Term Loan Credit Facility due September 2027	2.2	5.621%	600,000
Senior Unsecured Notes Due April 2026	0.8	5.375%	975,000
Senior Unsecured Notes Due June 2028	2.9	5.750%	500,000
Senior Unsecured Notes Due January 2029	3.5	5.300%	750,000
Senior Unsecured Notes Due January 2030	4.5	4.000%	700,000
Senior Unsecured Notes Due January 2031	5.5	4.000%	700,000
Senior Unsecured Notes Due January 2032	6.5	3.250%	800,000
Senior Unsecured Notes Due December 2033	8.4	6.750%	400,000
Senior Unsecured Notes Due September 2034	9.2	5.625%	800,000
Senior Unsecured Notes Due September 2054	29.2	6.250%	400,000
Other	1.2	4.780%	242
Total long-term debt			6,957,697
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(65,389)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			6,892,308
Weighted average	6.1	5.064%

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

We seek to provide an opportunity to invest in the growth opportunities afforded by the gaming industry, with the stability and cash flow opportunities of a REIT. Our primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. Under these arrangements, in addition to rent, the tenants are required to pay the following executory costs: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord's interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Property and lease information

The Company has disclosed the following key terms of its Master Leases and Single Property Leases in the tables below, along with the properties within each lease at June 30, 2025. We believe the following key terms are important for users of our financial statements to understand.

•The Coverage ratio is a defined term in each respective lease agreement with our tenants and represents the ratio of Adjusted EBITDAR to rent expense for the properties contained within each lease. Adjusted EBITDAR is defined in each respective lease but is generally consistent with the Company's definition of Adjusted EBITDA plus rent expense paid to GLPI.

•Certain leases have a Minimum Escalator Coverage Ratio Governor as disclosed below. Before a rent escalation of up to 2% on the building base rent component of each lease can occur, the minimum coverage ratio for these leases needs to be 1.8 to 1 for the applicable lease year.

•The reported Coverage ratios below with respect to our tenants' rent coverage over the trailing twelve months were provided by our tenants for the most recently available time period. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy. Rent coverage ratios are not reported for ground leases and development projects nor on leases that have been in effect for less than twelve months.

Master Leases
	Penn 2023 Master Lease		Amended Penn Master Lease
Operator	PENN		PENN
Properties	Hollywood Casino Aurora	Aurora, IL	Hollywood Casino Lawrenceburg	Lawrenceburg, IN
	Hollywood Casino Joliet	Joliet, IL	Argosy Casino Alton	Alton, IL
	Hollywood Casino Toledo	Toledo, OH	Hollywood Casino at Charles Town Races	Charles Town, WV
	Hollywood Casino Columbus	Columbus, OH	Hollywood Casino at Penn National Race Course	Grantville, PA
	M Resort	Henderson, NV	Hollywood Casino Bangor	Bangor, ME
	Hollywood Casino at the Meadows	Washington, PA	Zia Park Casino	Hobbs, NM
	Hollywood Casino Perryville	Perryville, MD	Hollywood Casino Gulf Coast	Bay St. Louis, MS
			Argosy Casino Riverside	Riverside, MO
			Hollywood Casino Tunica	Tunica, MS
			Boomtown Biloxi	Biloxi, MS
			Hollywood Casino St. Louis	Maryland Heights, MO
			Hollywood Gaming Casino at Dayton Raceway	Dayton, OH
			Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH
			1st Jackpot Casino	Tunica, MS
Commencement Date	1/1/2023		11/1/2013
Lease Expiration Date	10/31/2033		10/31/2033
Remaining Renewal Terms	15 (3x5 years)		15 (3x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.1		1.1
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.5% (1)		2%
Coverage ratio at March 31, 2025	1.89		2.14
Minimum Escalator Coverage Governor	N/A		1.8
Yearly Anniversary for Realization	November		November
Percentage Rent Reset Details
Reset Frequency	N/A		5 years
Next Reset	N/A		Nov-28
(1)    In addition to the annual escalation, a one-time annualized increase of $1.4 million occurs on November 1, 2027.

Master Leases
	Amended Pinnacle Master Lease		Bally's Master Lease
Operator	PENN		Bally's
Properties	Ameristar Black Hawk	Black Hawk, CO	Bally's Evansville	Evansville, IN
	Ameristar East Chicago	East Chicago, IN	Bally's Dover Casino Resort	Dover, DE
	Ameristar Council Bluffs	Council Bluffs, IA	Black Hawk (Black Hawk North, West and East casinos)	Black Hawk, CO
	L'Auberge Baton Rouge	Baton Rouge, LA	Quad Cities Casino & Hotel	Rock Island, IL
	Boomtown Bossier City	Bossier City, LA	Bally's Tiverton Hotel & Casino	Tiverton, RI
	L'Auberge Lake Charles	Lake Charles, LA	Hard Rock Casino and Hotel Biloxi	Biloxi, MS
	Boomtown New Orleans	New Orleans, LA
	Ameristar Vicksburg	Vicksburg, MS
	River City Casino & Hotel	St. Louis, MO
	Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV
	Plainridge Park Casino	Plainridge, MA
Commencement Date	4/28/2016		6/3/2021
Lease Expiration Date	4/30/2031		6/2/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.2		1.35 (1)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		(2)
Coverage ratio at March 31, 2025	1.69 (3)		2.01
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		June
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May-26		N/A
(1)    Effective July 1, 2025, this ratio has been revised so that if the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive fiscal quarters on a cumulative basis for the preceding two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Coverage ratio for escalation purposes excludes adjusted revenue and rent attributable to the Plainridge Park facility as well as certain other fixed rent amounts.

Master Leases
	Bally's Master Lease II		Casino Queen Master Lease
Operator	Bally's		Bally's
Properties	Bally's Kansas City	Kansas City, MO	DraftKings at Casino Queen	East St. Louis, IL (4)
	Bally's Shreveport	Shreveport, LA	The Queen Baton Rouge	Baton Rouge, LA (4)
			Casino Queen Marquette	Marquette, IA
			Belle of Baton Rouge	Baton Rouge, LA
Commencement Date	12/16/2024		12/17/2021
Lease Expiration Date	12/15/2039		12/31/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		Yes (4)
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.35 (1)		1.35 (1)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	(2)		(3)
Coverage ratio at March 31, 2025	2.72		2.26
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	December		December
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A

(1)    Effective July 1, 2025, this ratio has been revised so that if the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive fiscal quarters on a cumulative basis for the preceding two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.

(4)    Effective July 1, 2025, these properties were transferred to Bally's Master II and the associated annual rental income of $28.9 million was reallocated from the Casino Queen Master Lease to Bally's Master Lease II. Additionally, the corporate guarantee for this lease has been removed and was replaced by a guarantee from several Bally's entities.

Master Leases
	Boyd Master Lease		Caesars Amended and Restated Master Lease
Operator	Boyd		Caesars
Properties	Belterra Casino Resort	Florence, IN	Tropicana Atlantic City	Atlantic City, NJ
	Ameristar Kansas City	Kansas City, MO	Tropicana Laughlin	Laughlin, NV
	Ameristar St. Charles	St. Charles, MO	Trop Casino Greenville	Greenville, MS
			Isle Casino Hotel Bettendorf	Bettendorf, IA
			Isle Casino Hotel Waterloo	Waterloo, IA
Commencement Date	10/15/2018		10/1/2018
Lease Expiration Date	4/30/2031		9/30/2038
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.2
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		1.75% (1)
Coverage ratio at March 31, 2025	2.48		1.87
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		October
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May-26		N/A
(1)    Building base rent will be increased by 1.75% in the 7th and 8th lease year and 2% in the 9th lease year and each year thereafter.

Master Leases
	Pennsylvania Live! Master Lease		Strategic Gaming Leases (1)
	Cordish		Strategic
Properties	Live! Casino & Hotel Philadelphia	Philadelphia, PA	Silverado Franklin Hotel & Gaming Complex	Deadwood, SD
	Live! Casino Pittsburgh	Greensburg, PA	Deadwood Mountain Grand Casino	Deadwood, SD
			Baldini's Casino	Sparks, NV
Commencement Date	3/1/2022		5/16/2024
Lease Expiration Date	2/28/2061		5/31/2049
Remaining Renewal Terms	21 (1x11 years, 1x10 years)		20 (2x10 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.4 (2)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.75%		2% (2)
Coverage ratio at March 31, 2025	2.48		N/A
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	March		Jun-26
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A
(1)    Consists of two leases that are cross collateralized and co-terminus with each other.
(2)    The default adjusted revenue to rent coverage declines to 1.25 if the tenant's adjusted revenues total $75 million or more. Annual rent escalates at 2% beginning in year three of the lease and in year 11 escalates based on the greater of 2% or CPI, capped at 2.5%.

Single Property Leases
	Belterra Park Lease	Horsehoe St Louis Lease	Morgantown Lease	MD Live! Lease
Operator	Boyd	Caesar	PENN	Cordish
Properties	Belterra Park Gaming & Entertainment Center	Horseshoe St. Louis	Hollywood Casino Morgantown	Live! Casino & Hotel Maryland
	Cincinnati, OH	St. Louis, MO	Morgantown, PA	Hanover, MD
Commencement Date	10/15/2018	9/29/2020	10/1/2020	12/29/2021
Lease Expiration Date	04/30/2031	10/31/2033	10/31/2040	12/31/2060
Remaining Renewal Terms	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)	21 (1x11 years, 1x10 years)
Corporate Guarantee	No	Yes	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.2	N/A	1.4
Competitive Radius Landlord Protection	Yes	Yes	N/A	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	1.25% (1)	1.25% (2)	1.75%
Coverage ratio at March 31, 2025	3.31	1.95	N/A	3.60
Minimum Escalator Coverage Governor	1.8	N/A	N/A	N/A
Yearly Anniversary for Realization	May	October	December	January
Percentage Rent Reset Details
Reset Frequency	2 years	N/A	N/A	N/A
Next Reset	May 2026	N/A	N/A	N/A

(1)    For the second through fifth lease years, after which time the annual escalation becomes 1.75% for the 6th and 7th lease years and then 2% for the remaining term of the lease.

(2)    If the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

Single Property Leases
	Tropicana Lease	Tioga Downs Lease	Rockford Lease	Chicago Lease
Operator	Bally's	American Racing and Entertainment	(managed by Hard Rock)	Bally's
Properties	Tropicana Las Vegas	Tioga Downs	Hard Rock Casino Rockford	Bally's Chicago Development
	Las Vegas, NV	Nicholas, NY	Rockford, IL	Chicago, IL
Commencement Date	9/26/2022	2/6/2024	8/29/2023	9/11/2024
Lease Expiration Date	9/25/2072	2/28/2054	8/31/2122	11/30/2121 (4)
Remaining Renewal Terms	49 (1 x 24 years, 1 x 25 years)	32 years and 10 months (2x10 years, 1x12 years and 10 months)	None	(4)
Corporate Guarantee	Yes	Yes	No	(4)
Technical Default Landlord Protection	Yes	Yes	Yes	(4)
Default Adjusted Revenue to Rent Coverage	1.35 (1)	1.4	1.4	(4)
Competitive Radius Landlord Protection	Yes	Yes	Yes	(4)
Escalator Details
Yearly Base Rent Escalator Maximum	(2)	1.75% (3)	2%	(4)
Coverage ratio at March 31, 2025	N/A	2.03	N/A	N/A
Minimum Escalator Coverage Governor	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	October	March	September	(4)
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A	N/A

(1)    Effective July 1, 2025, this ratio has been revised so that if the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive fiscal quarters on a cumulative basis for the preceding two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.

(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Increases by 1.75% beginning with the first anniversary and increases to 2% beginning in year fifteen of the lease through the remainder of the initial lease term.

(4)    In July 2025, the Company entered into a Chicago development agreement for the Chicago casino resort project and amended the existing land lease to include the building (the "Chicago Lease"). The Chicago Lease has an initial term of 15 years followed by four 5-year renewals at the tenant's option. If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year. Finally, the default adjusted revenue to rent coverage ratio shall be 1.35, subject to various conditions that could lower such ratio to 1.20. The lease is not subject to a corporate guarantee.

Funding commitments

As of June 30, 2025, we have entered into various commitments or call rights to finance/acquire future investments in gaming and related facilities for our tenants. These are detailed in the table below. Our tenants retain the option to decline our financing for certain projects and may seek alternative financing solutions. The inclusion of a commitment in this disclosure does not guarantee that the financing will be utilized by the tenant in circumstances where a tenant has the option.

Description	Maximum Commitment amount	Amount funded at June 30, 2025
Relocation of Hollywood Casino Aurora	$225 million	None
Relocation of Hollywood Casino Joliet (1)	$130 million	None
Construction of a hotel at Hollywood Casino Columbus and a hotel tower at the M Resort	$220 million	None
Funding associated with a landside move at Ameristar Casino Council Bluffs	(2)	None
Potential transaction at the former Tropicana Las Vegas site with Bally's	$175 million	$48.5 million
Real estate construction costs for Bally's Chicago	$940 million	None
Funding and oversight of a landside move and hotel renovation at The Belle	$111 million	$59.3 million
Construction costs for a landside development project at Casino Queen Marquette	$16.5 million	$2.3 million
Ione Loan to fund a new casino development near Sacramento, California	$110 million	$25.8 million
Call right to acquire Bally's Lincoln	$735 million	None

(1) On June 6, 2025, PENN gave notice to the Company that it intended to utilize the $130 million commitment for the project. GLPI expects to fund this amount on August 1, 2025 and will receive a 7.75% cap rate on the funding.

(2) The Company has agreed to fund, if requested by PENN at their sole discretion, on or before March 1, 2029, construction improvements in an amount not to exceed the greater of (i) the hard costs associated with the project and (ii) $150.0 million.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash Net Operating Income ("Cash NOI"), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests. The Company believes FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent and deferred rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property, net of tax and real estate depreciation.  We have defined AFFO as FFO excluding, as applicable to the particular period, stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, straight-line rent and deferred rent adjustments, losses on debt extinguishment, capitalized interest and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding, as applicable to the particular period, interest, net, income tax expense, real estate depreciation, other depreciation, (gains) or losses from dispositions of property, net of tax, stock based compensation expense, straight-line rent and deferred rent adjustments, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, losses on debt extinguishment, and provision (benefit) for credit losses, net. Finally, we have defined Cash NOI as Adjusted EBITDA excluding general and administrative expenses and stock based compensation expense.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our future growth and cash flows in 2025 and beyond, 2025 AFFO guidance, the future issuance of securities and the Company benefiting from 2024 portfolio additions and recently completed transactions. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability of GLPI or its partners to successfully complete construction of various casino projects currently under development for which GLPI has agreed to provide construction development funding, including Bally’s Chicago, and the ability and willingness of GLPI’s partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents; the impact that higher inflation and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants; unforeseen consequences related to U.S. government economic, monetary or trade policies and stimulus packages on inflation rates, interest rates and economic growth; the ability of GLPI’s tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms; the degree and nature of GLPI's competition; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI's planned acquisitions or projects; the potential of a new pandemic, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact GLPI’s financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price; GLPI's ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which GLPI has no control or only limited influence; the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its REIT status; the ability and willingness of GLPI’s tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants to comply with laws, rules and regulations in the operation of GLPI’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; the ability to generate sufficient cash flows to service and comply with financial covenants under GLPI’s outstanding indebtedness; GLPI's ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including for acquisitions or refinancings due to maturities; adverse changes in GLPI’s credit rating; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate, REITs or to the gaming, lodging or hospitality industries; changes in accounting standards; the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability; the risk that the historical financial statements included herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; GLPI’s ability to attract, motivate and retain key personnel; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Desiree A. Burke, Chief Financial Officer and Treasurer    Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900                        212/835-8500
investorinquiries@glpropinc.com                glpi@jcir.com